As filed with the Securities and Exchange Commission on June 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAMACO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-4018838 (I.R.S. Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky (Address of Principal Executive Office)	40507 (Zip Code)

RAMACO RESOURCES, INC. LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Randall W. Atkins
Chairman and Chief Executive Officer
250 West Main Street, Suite 1800
Lexington, Kentucky 40507

(Name and address of agent for service)

(859) 244-7455
(Telephone number, including area code, of agent for service)

Copies to:

Matthew Pacey, P.C.

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-215913) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-215913) is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this registration statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2022;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the Commission on May 13, 2022;

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 3, 2022, January 24, 2022, February 2, 2022, February 3, 2022, February 16, 2022, February 24, 2022, April 20, 2022 and April 29, 2022 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any related exhibit); and

(d)	The description of the Common Stock contained in the Registrant’s Form 8-A (File No. 001-38003) filed with the SEC on January 31, 2017, as updated by the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on February 6, 2017.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8 K (File No. 001 38003) filed with the Commission on February 14, 2017).

4.2	Amended and Restated Bylaws of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8 K (File No. 001 38003) filed with the Commission on February 14, 2017).

4.3	Amendment No. 1 to the Amended and Restated Bylaws of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the Commission on December 15, 2020).

4.4	Ramaco Resources, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S 8 (File No. 333 215913) filed with the Commission on February 6, 2017).

4.5	First Amendment to Ramaco Resources, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on February 2, 2022).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Crowe LLP.

23.2*	Consent of Weir International, Inc.

23.3*	Consent of True Line, Inc.

23.4*	Consent of Briggs & Veselka Co.

23.5*	Consent of Kirkland & Ellis LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1*	Power of Attorney (included on the signature page of this registration statement).

107*	Calculation of Filing Fee Tables

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on June 2, 2022.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
	Name:	Randall W. Atkins
	Title	Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Randall W. Atkins and Jeremy R. Sussman, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or their substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on June 2, 2022.

Signature	Title

/s/ Randall W. Atkins	Chairman, Chief Executive Officer and Director
Randall W. Atkins	(Principal Executive Officer)

/s/ Jeremy R. Sussman	Chief Financial Officer
Jeremy R. Sussman	(Principal Financial Officer)

/s/ John C. Marcum	Chief Accounting Officer
John C. Marcum	(Principal Accounting Officer)

/s/ Bryan H. Lawrence	Director
Bryan H. Lawrence

/s/ Richard M. Whiting	Director
Richard M. Whiting

/s/ Patrick C. Graney, III	Director
Patrick C. Graney, III

/s/ C. Lynch Christian III	Director
C. Lynch Christian III

/s/ Peter Leidel	Director
Peter Leidel

/s/ Aurelia Skipwith Giacometto	Director
Aurelia Skipwith Giacometto

/s/ David E. K. Frischkorn, Jr.	Director
David E. K. Frischkorn, Jr.

/s/ E. Forrest Jones, Jr.	Director
E. Forrest Jones, Jr.